Exhibit 5


                                  Reid & Priest LLP
                 A New York Registered Limited Liability Partnership
                                 40 West 57th Street
                              New York, New York  10019
                                Telephone 212 603-2000
                                   Fax 212 603-2298



                                                  New York, New York
                                                  July 10, 1995



          Photronics, Inc.
          1061 East Indiantown Road, Suite 318
          Jupiter, Florida  33477

                    Re:  Photronics, Inc.
                         Registration Statement on Form S-3
                         ----------------------------------

          Dear Sirs:

                    We have acted as counsel for Photronics, Inc., a Connecticut corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering of up to 98,559 shares of the Company's common stock, par value $.01 per share (the "Shares").

                    We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, each as amended and such other documents, corporate records, certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions.

          Photronic, Inc.
          July 10, 1995
          Page 2

                    We are not members of the Bar of any jurisdiction other than the State of New York, and we express no opinion as to the law of any jurisdiction other than the laws of the State of New York. Insofar as our opinion concerns Connecticut law, we have relied upon the opinion of Jeffrey P. Moonan, Esq., Executive Vice President and General Counsel of the Company, which we have attached hereto, and our opinion is subject to such qualifications and assumptions set forth in such opinion, which are incorporated herein.

                    Subject to the foregoing, and based on such examination and review, we are of the opinion that:

                    1. The Company is a corporation organized and existing in good standing under the laws of the State of Connecticut.

                    2. 98,559 Shares have been duly authorized, are validly issued, fully paid and non-assessable.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us contained under the heading "Legal Matters" in the Prospectus which forms part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                             Very truly yours,


                                             /s/ Reid & Priest LLP

                                   Photronics, Inc.



                                                       July 7, 1995


          Reid & Priest LLP
          40 West 57th Street
          New York, New York 10019


                         Re:  Photronics, Inc.
                              ----------------


          Ladies and Gentlemen:

                    I am General Counsel of Photronics, Inc., a Connecticut corporation (the "Company"), and have been requested by the Company to furnish to you my legal opinion in connection with the public offering (the "Offer") of up to 98,559 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), by a certain shareholder (the "Selling Shareholder") whose name is set forth in the Registration Statement (as defined below). The Offer is to be made pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended.

                    In connection with rendering this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records and other instruments as I have deemed necessary or appropriate for the purposes of rendering this opinion, including: (a) the Certificate of Incorporation, as amended, of the Company; (b) the by-laws, as amended, of the Company; (c) the minutes of meetings or written consents of the Board of Directors of the Company (the "Board"); and (d) the Registration Statement. I have also examined such other documents, records, certificates of public officials and such other matters of law as I have deemed necessary or appropriate for the purposes of this opinion.

                    In my examination of the foregoing instruments, certificates and other documents, I have assumed that: (a) the statements of facts made therein are accurate and complete; (b) the signatures on documents and instruments examined by me are authentic; (c)

          Reid & Priest LLP            -2-                  July 10, 1995


          the required consideration for the shares of Common Stock to be sold by the Selling Shareholder has been fully paid to the Company; and (d) documents submitted to me as copies of original documents conform with the originals thereof and the originals thereof are authentic.

                    Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

                    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Connecticut.

                    2. The 98,559 shares of Common Stock to be offered to the public by the Selling Shareholder have been duly authorized, are validly issued, fully paid and non-assessable.

                    The opinions expressed herein are qualified in their entirety insofar as no opinion is expressed herein with respect to laws other than the laws of the State of Connecticut.

                    I understand that you will be relying upon this opinion to enable you to opine with respect to the validity of the shares of Common Stock included in the Offer, and that your opinion will be included as an exhibit to the Registration Statement. I hereby consent to such reliance.

                    In addition to being General Counsel of the Company, I am Senior Vice President and Secretary of the Company and am an officer and/or director of subsidiaries of the Company. I also hold options to acquire 65,000 shares of Common Stock, own 3,750 shares of Common Stock and hold 7,400 shares of Common Stock subject to restrictive stock awards.

                                             Very truly yours,

                                                /s/ Jeffrey P. Moonan
                                             -----------------------------
                                             Jeffrey P. Moonan
                                               General Counsel